Exhibit 1.1

Hostess Brands, Inc.
Class A Common Stock

Underwriting Agreement
May 14, 2019
J.P. Morgan Securities LLC
As representatives of the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Equity Syndicate Desk

Ladies and Gentlemen:
The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Hostess Brands, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 8,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of the Company (the “Shares”). If no other Underwriters are listed on Schedule I hereto, each of the terms Representatives and Underwriters shall refer only to you, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
All Shares to be sold by the Selling Stockholders will be issued by the Company upon the exchange of Class B Units (the “Class B Units”) of Hostess Holdings, L.P., a Delaware limited partnership and a corresponding number of shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class B Units, the “Exchange Securities”), pursuant to that certain Exchange Agreement, dated as of November 4, 2016, by and among Gores Holdings, Inc., Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos, and such other holders of Class B Units from time to time party thereto (the “Exchange Agreement”). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the “Stock.”
1. (a)    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    A registration statement on Form S-3 (File No. 333-214603) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement, and any post‑effective amendment thereto, in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no stop order suspending the effectiveness of such registration statement or any part thereof, or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Preliminary Prospectus;” the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of such registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement;” the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;
(ii)    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any Underwriter Information (as defined below) or any Selling Stockholder Information (as defined below);
(iii)    For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; and the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;
(iv)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus and any amendments or supplements thereto, in the light of the circumstances under which the statements were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;

(vi)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that was material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent (other than liabilities and obligations that were incurred in the ordinary course of business), or entered into any transactions (other than those in the ordinary course of business), in each case which are material with respect to the Company and its subsidiaries considered as one enterprise; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long‑term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;
(vii)    The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(viii)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business substantially as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of organization;
(ix)    The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018;
(x)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, other than pursuant to the terms of the Third Amended and Restated First Lien Credit Agreement, dated as of August 3, 2015, as amended and restated as of November 18, 2016, as further amended and restated as of May 19, 2017 and as further amended and restated as of November 20, 2017, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto (the “Credit Agreement”);
(xi)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive, rights of first refusal or similar rights or to any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the

Company’s Certificate of Incorporation or By-laws or any agreement or other instrument to which the Company is a party; the Shares, when issued and delivered in exchange for the Exchange Securities pursuant to the Exchange Agreement, will be duly and validly authorized and issued, fully paid and non-assessable, not subject to any pre-emptive or similar rights, and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; all of the Class B Units have been validly authorized and issued; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens granted to secure obligations pursuant to the Credit Agreement and described in the Pricing Disclosure Package and the Prospectus;
(xii)    The compliance by the Company with this Agreement, the issuance of the Shares and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and, in each case, which has been filed as an exhibit to the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, (B) the Certificate of Incorporation or By-laws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (A) and (C), for any such default as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, prospects, management, or current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the compliance by the Company with this Agreement, the issuance of the Shares and the consummation of the transactions herein contemplated, except for (1) the registration under the Act of the Shares, (2) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (3) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and (4) such consents, approvals, authorizations, orders, registrations or qualifications as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xiii)    Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By‑laws or similar organizational documents, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), for any such default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xiv)    The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Risk Factors-Risks Related to Our Business-Our operations are subject to regulation by the Food and Drug Administration (“FDA”), Federal Trade Commission (the “FTC”) and other governmental entities, and such regulations are subject to change from time to time which could impact how we manage our production and sale of products,” and “Underwriting,” and the statements set forth in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018 under the caption “Business-Government Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(xv)    [Reserved];
(xvi) Any statistical and market-related data included in the Pricing Disclosure Package, the Prospectus and the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure

Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;
(xvii)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(xviii)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(xix)    [Reserved];
(xx)    KPMG US LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(xxi) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis and comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;
(xxii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act with respect to the Company and its subsidiaries that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xxiii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxv) The Company has full right, power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company;
(xxvi) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxvii) There has been no storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any material, chemical, substance, waste, pollutant or contaminant (including petroleum and petroleum products and asbestos and asbestos containing materials) regulated or which can give rise to liability under any Environmental Law (together, “Hazardous Materials”) by, relating to or caused by the Company or any of its subsidiaries (or any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability of the Company or any of its subsidiaries under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxviii) There are no actual or potential costs or liabilities or compliance issues arising under or associated with Environmental Laws or Hazardous Materials (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and there are no proceedings pending or threatened against the Company or any of its subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed;
(xxix) The Company and its subsidiaries own or possess valid and enforceable rights to use all trademarks, service marks, trade names, trade dress, domain names, patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, publicity rights, privacy rights and all other intellectual property (including all goodwill associated with, and registrations and applications for registration of, any of the foregoing) (collectively, “Intellectual Property”) material to the conduct of the business of the Company and its subsidiaries taken as a whole, as conducted, and the conduct of their respective businesses does not infringe, misappropriate or otherwise conflict with or violate any Intellectual Property rights of others in any material respect. To the Company’s knowledge, no party has materially infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries. There is no material pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by others (A) alleging that the Company is infringing, misappropriating or otherwise violating any Intellectual Property of others, or (B) challenging the Company’s or its subsidiaries’ rights in or to, or the validity, enforceability, scope or ownership of, any Intellectual Property owned by or licensed to the Company or its subsidiaries;
(xxx) The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with all laws, regulations and obligations applicable to it regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations;
(xxxi) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (C) no Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; (D) no Plan is an employee pension benefit plan within the meaning of Section 3(2) of ERISA and that is subject to Title IV of ERISA; (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (F) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) an increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, in each case, except for any such increase as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxii) The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (“Permits”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits in all material respects, and no event has occurred which allows, or, after notice or lapse of time or both, would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except for any such revocation or modification as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxiii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary;
(xxxiv) Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;
(xxxv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America

by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxxvi) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria);
(xxxvii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;
(xxxviii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;
(xxxix) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; all policies of insurance of the Company and its subsidiaries are in full force and effect and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;
(xl) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors;
(xli)    The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted, or might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(xlii)    The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares; and
(xliii)    (i)(x) To the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clause (i) and (ii), individually or in the aggregate, have a Material Adverse Effect, and (iii) the Company and its subsidiaries have implemented security, backup and disaster recovery technology consistent with industry standards and practices.
(b)    Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for (A) the execution and delivery by such Selling Stockholder of this Agreement, (B) the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, (C) the compliance by such Selling Stockholder with this Agreement, and (D) the consummation of the transactions herein contemplated, in each case have been obtained; such Selling Stockholder has full right, power and authority to (A) execute, deliver and perform its obligations under this Agreement, and (B) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder;
(ii)    (A) The sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, (B) the compliance by such Selling Stockholder with this Agreement, and (C) the consummation of the transactions herein, and therein contemplated, in each case will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of such Selling Stockholder, if applicable, or trust agreement, if such Selling Stockholder is a trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for (A) the performance by such Selling Stockholder of its obligations under this Agreement, and (B) the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, in each case in connection with the Shares to be sold by such Selling Stockholder hereunder, in each case except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(iii)    Immediately prior to the Time of Delivery (as defined in Section 4 hereof), such Selling Stockholder will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;
(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being acknowledged and agreed that the only written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto consists of the name, address, the number of shares of Stock being offered by such Selling Stockholder and the number of shares of Stock beneficially owned by such Selling Stockholder (the “Selling Stockholder Information”);
(vii)    Such Selling Stockholder will deliver to each Underwriter, prior to or at the First Time of Delivery, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form;
(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Disclosure Package and the Prospectus to sell its Shares pursuant to this Agreement; and
(x) Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
2.    Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $13.31, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.
The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.
3.    Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause any certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York time, on May 17, 2019 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”
(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(r) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof (unless the Company determines, based on the advice of outside counsel, that such amendment or supplement is required by law); to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you in your reasonable discretion and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you in your reasonable discretion promptly after reasonable notice thereof;
(c)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(d)    Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(f)    During the period beginning from the date hereof and continuing until the close of business in New York City on the date that is 30 days after the date of the Prospectus relating to the public offering (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (x) any options or restricted stock units to be issued pursuant to the Company’s employee incentive compensation plans existing on the date of this Agreement, or (y) any Shares to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of the Representatives;
(g)    During a period of three years from the effective date of the Registration Statement, as required by the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; the inclusion of any such report or other information in a report filed with the Securities and Exchange Commission through the EDGAR system shall be deemed to satisfy this requirement;
6.    The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.
7.    The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses, if any, in connection with listing the Shares on the NASDAQ Capital Market (the “Exchange”); (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, in an aggregate amount not to exceed $25,000; (vi) the cost of preparing stock certificates, if applicable, (vii) the cost and charges of any transfer agent or registrar, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s pro rata share (based on the number of seats occupied by representatives and officers of the Company and any such consultants) of the cost of any aircraft chartered in connection with the road show (with the remainder of the cost of such aircraft to be paid by the Underwriters); (ix) any fees and expenses of one counsel for all Selling Stockholders in connection with the registration of the Shares under the Act and the sale of the Shares pursuant to this Agreement, (x) [reserved], and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed (including, without limitation, the obligation of each Selling Stockholder to deliver to the Underwriters, prior to or at the Time of Delivery, a properly completed and executed IRS Form W-9, together with all required attachments to such form, pursuant to Section 1(b)(vii) hereof), and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Morgan, Lewis & Bockius, LLP, in its capacity as counsel for the Company, shall have furnished to you (1) their written opinion or opinions, dated the Time of Delivery, in the form attached hereto as Annex II-A and (2) their written negative assurance letter or letters, dated the Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;
(d)    [Reserved];
(e)    [Reserved];

(f)    Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders listed in Schedule II-A hereto, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in the form attached hereto as Annex III;
(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG US LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(h)    [Reserved];
(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long‑term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;
(j)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
(k)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(l)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;
(m)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;
(n)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(o) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares; and
(p)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of officers of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 8.
9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (the “Underwriter Information”), it being acknowledged and agreed that the only written information furnished to the Company by any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto consists of the fourth paragraph, the first and second sentences in the seventh paragraph and the third and fourth sentences in the eighth paragraph under the heading “Underwriting.”
(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with any Selling Stockholder Information provided by such Selling Stockholder (or another Selling Stockholder with which such Selling Stockholder is affiliated); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with any Underwriter Information; provided, further, that any liability of such Selling Stockholder under this subsection (b) shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by such Selling Stockholder from the sale of the Shares by such Selling Stockholder pursuant to this Agreement.
(c)    Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with any Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
(d)     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If the indemnification provided for in subsection (a) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party pursuant to subsection (a) or (c), as the case may be, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount pursuant to this subsection (e) in excess of the amount by which the total price at which the Shares sold by the Selling Stockholders and underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    If the indemnification provided for in subsection (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party pursuant to subsection (b) or (c), as the case may be, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the applicable Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the applicable Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the applicable Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total gross proceeds from the offering (before deducting expenses or underwriting discounts or commissions) received by such Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Selling Stockholders (or any affiliate thereof) on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount pursuant to this subsection (f) in excess of the amount by which the total price at which the Shares sold by the Selling Stockholders and underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount pursuant to this subsection (f) in excess of the amount by which the net proceeds (exclusive of expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to this Agreement exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.
(g)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Selling Stockholders shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of any of the Selling Stockholders as provided herein, each of such non-delivering Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder), will reimburse the Underwriters through you for all out‑of‑pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys‑in‑Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(o) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto, as the case may be, or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22.    (a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 22:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b);
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours,
Hostess Brands, Inc.

By:     /s/ Thomas Peterson
Name: Thomas Peterson
Title:Executive Vice President, Chief Financial          Officer

[Signature Page to Underwriting Agreement]

Selling Stockholders
HOSTESS CDM CO-INVEST, LLC
By:    /s/ C. Dean Metropoulos
Name: C. Dean Metropoulos
Title: Managing Member

CDM HB HOLDINGS, LLC
By:    /s/ C. Dean Metropoulos
Name: C. Dean Metropoulos
Title: Managing Member

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
in New York, New York:

J.P. Morgan Securities LLC
By: /s/ Brittany Collier
Name: Brittany Collier
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
J.P. Morgan Securities LLC	8,000,000

Total	8,000,000

SCHEDULE II

Total Number of Shares to be Sold

A.Selling Stockholders:
Hostess CDM Co-Invest, LLC	6,165,700
CDM HB Holdings, LLC	1,834,300

SCHEDULE III

(a)     Additional documents incorporated by reference:
None.
(b)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
As to each investor, the price paid by such investor.
The number of Shares purchased by the Underwriters is 8,000,000.

SCHEDULE IV
Lock-Up Agreements

Name of Stockholder

Directors
Dean Metropoulos
Andrew P. Callahan
Laurence Bodner
Gretchen R. Crist
Neil P. DeFeo
Jerry D. Kaminski
Craig D. Steeneck

Executive Officers
Thomas A. Peterson
Michael J. Cramer
Andrew W. Jacobs
John L. Kalal
Chad S. Lusk
Darryl P. Riley
Jolyn J. Sebree
Jerrold L. Williams

Selling Stockholders
Hostess CDM Co-Invest, LLC
CDM HB Holdings, LLC

ANNEX I
[FORM OF LOCK-UP AGREEMENT]

Hostess Brands, Inc.
Lock-Up Agreement
May, 2019
[ UNDERWRITER(S) NAME AND ADDRESS TO BE INSERTED ]

Re:	Hostess Brands, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you (the “Underwriter[s]”) propose[s] to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hostess Brands, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering of the Class A common stock, $0.0001 par value (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed previously with the Securities and Exchange Commission (the “SEC”). If this Lock-Up Agreement is executed by or on behalf of more than one individual or entity, references herein to the “undersigned” shall be deemed to be references to each such individual or entity, and the agreements, acknowledgments and restrictions set forth herein shall apply to each such individual or entity severally.
In consideration of the agreement by the Underwriter[s] to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
The Stockholder Lock-Up Period will commence on the date of the Underwriting Agreement (the “Commencement Date”) and continue until the close of business in New York City on the date that is 30 days after the date of the Prospectus relating to the public offering.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter[s]. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, (a) if the undersigned is a corporation, limited liability company, partnership or trust, the corporation, limited liability company, partnership or trust may transfer the capital stock of the Company (or any securities convertible into, exchangeable for or that represent the right to receive capital stock of the Company) to any affiliate, owned subsidiary of such corporation, limited liability company or partnership or to the stockholders, partners, members or beneficiaries of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock (or any securities convertible into, exchangeable for or that represent the right to receive such capital stock) subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock (or any securities convertible into, exchangeable for or that represent the right to receive such capital stock) except in accordance with this Lock-Up Agreement (and, for the avoidance of doubt, the provisions of this Lock-Up Agreement, including the exception to transfer restrictions set forth in this clause (a), shall apply to any such transferee as if the transferee were the original signatory hereto), provided further that any such transfer shall not involve a disposition for value, and provided further that no public announcement or filing under the Exchange Act shall be required of or voluntarily made by or on behalf of the undersigned or the Company in connection with any such transfer, (b) the foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Stock, provided, however, that such plan does not provide for the transfer of Stock during the Stockholder Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (c) the foregoing restrictions shall not apply to any disposition of the Undersigned’s Shares to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock units or other equity awards, (d) the foregoing restrictions shall not apply to any sales or other transfers of the Undersigned’s Shares in the public offering of the Shares in accordance with the terms of the Underwriting Agreement (the “Public Offering”), [and (e) the foregoing restrictions shall not apply to the disposition by the undersigned of up to 5,000 Shares, the proceeds of the disposition of which will be used to cover taxes owed for prior vesting of restricted stock units or other equity awards; provided, that, any report pursuant to Section 16(b) of the Exchange Act filed by the undersigned in connection with the disposition of Shares permitted by this clause (e) shall indicate the use of proceeds of such disposition.] The undersigned now has, and, except as contemplated by clause (i), (ii) or (iii) above or by clause (a), (b), (c), (d) [or (e)] above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of the undersigned to comply with the foregoing restrictions. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to shares of the capital stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of capital stock of the Company acquired in open market transactions after the completion of the Public Offering pursuant to the Underwriting Agreement, provided, however, that no public announcement or filing under the Exchange Act shall be required of or voluntarily made by or on behalf of the undersigned or the Company in connection with any such transaction.
The undersigned understands that the Company and the Underwriter[s] are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of its obligations hereunder if (i) prior to the execution of the Underwriting Agreement, either the Underwriter[s], on the one hand, or the Company, on the other hand, advises the other in writing, that they have determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the Registration Statement, (iii) the Company deregisters all of the Shares, (iv) the Underwriting Agreement is executed but is subsequently terminated (other than provisions thereof which survive termination) prior to payment for and delivery of the Shares, or (v) the Public Offering has not been consummated on or before the date that is 30 days after the Commencement Date.

Very truly yours,
Exact Name of Shareholder

Authorized Signature

Title

ANNEX II-A
May [], 2019

[Underwriter(s)]

c/o	[Underwriter]
[Address]

c/o	[Additional Underwriter (if any)]
[Address]

Re:	Public Offering of [] Shares of Class A Common Stock of Hostess Brands, Inc.

Ladies and Gentlemen:

We have acted as counsel for Hostess Brands, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the selling stockholders described in the Underwriting Agreement hereinafter referred to (the “Selling Stockholders”) of an aggregate of [] shares of Class A common stock, par value $0.0001 per share (the “Shares”), pursuant to that certain Underwriting Agreement dated May [], 2019 (the “Underwriting Agreement”) among the Company, the Selling Stockholders, and [Underwriter’s Name] (the “Underwriter[s]”). We are providing this letter pursuant to Section 8(c) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the Underwriting Agreement, (iv) the registration statement on Form S-3 (Reg. No. 333-214603) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 14, 2016 (such registration statement, as amended at the date of the Underwriting Agreement, including the information and documents incorporated by reference therein (the “Incorporated Documents”) and the information deemed to be part of such registration statement at the time it became effective pursuant to Rule 430C promulgated under the Securities Act, the “Registration Statement”), (v) the prospectus included in the Registration Statement, as supplemented by the Preliminary Prospectus Supplement dated May [], 2019 which was filed by the Company with the Commission on May [], 2019 pursuant to Rule 424(b)(3) promulgated under the Securities Act, including the Incorporated Documents (the “Preliminary Prospectus”), (vi) the prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement dated May [], 2019, which was filed by the Company on May [], 2019, pursuant to Rule 424(b)(2) promulgated under the Securities Act, including the Incorporated Documents (the “Prospectus”), and (vii) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile, pdf or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.
As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.
In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Registration Statement, after making such inquiries of other lawyers in the firm who provide services to the Company as they deemed appropriate, that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company as to factual matters in assessing the possible impact of such items upon the Company.
Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1.
The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus, and to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

2.
Each of the subsidiaries of the Company listed on Schedule I hereto (the “Delaware Subsidiaries”) is a limited liability company, limited partnership or corporation, as applicable, validly existing and in good standing under the laws of the state of Delaware, with the requisite limited liability company, limited partnership or corporate, as applicable, power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Pricing Disclosure Package and the Prospectus.

3.
Each of the Company and the Delaware Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in the jurisdictions listed opposite its name on Schedule I hereto.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Shares are validly issued, fully paid and non-assessable.

6.
The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and have been duly and validly issued by the Company and are fully paid and non-assessable and free of any preemptive rights pursuant to the Company’s certificate of incorporation (the “Certificate of Incorporation”) or the Delaware General Corporation Law (the “DGCL”), and conform to the description thereof set forth in the Pricing Disclosure Package and the Prospectus.

7.	The statements set forth under the caption “Description of Capital Stock” in the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the certificate of incorporation and by-laws of the Company, provide a fair summary of such provisions in all material respects.

8.
The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to our knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. The required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424.

9.
No consent, authorization, approval or order of or filing with any U.S. federal or New York State governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution, delivery or performance of the Underwriting Agreement by the Company, other than such as previously have been obtained or made, including, without limitation, registration of the offer and sale of the Shares under the Securities Act; provided, however, that we express no opinion as to state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

10.
The execution and delivery of the Underwriting Agreement by the Company do not (a) result in a violation of the Certificate of Incorporation or by-laws of the Company, or the certificates of formation, certificate of limited partnership, certificates of incorporation or limited liability company agreements, partnership agreement or bylaws of any of the Delaware Subsidiaries, (b) breach or result in a default under, any provision of any agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018, (c) result in a violation of the DGCL, any U.S. federal or New York state law, rule or regulation, or (d) to our knowledge, result in a violation of any decree, judgment or order of any U.S., Delaware or New York court to which the Company or any of its subsidiaries is a named party, except that we express no opinion in this paragraph 10 regarding any anti-fraud provisions of federal securities laws, or any state securities or “Blue Sky” laws and except that the provisions of the Underwriting Agreement providing for indemnification may be limited by public policy.

11.	The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.
A.For purposes of our opinions in paragraphs 1, 2 and 3 above as to the valid existence and good standing of the Company and the Delaware Subsidiaries, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.
B.For purposes of our opinion in paragraph 8 above, we have relied solely upon (i) the effectiveness order posted by the Commission on EDGAR indicating that as of 4:00 p.m., Washington, D.C. time, November 28, 2016, the Registration Statement had been declared effective, (ii) a confirmation of filing received from EDGAR dated May [], 2019, with respect to the filing of the Preliminary Prospectus pursuant to Rule 424(b), (iii) a confirmation of filing received from EDGAR dated May [], 2019, with respect to the filing of the Prospectus pursuant to Rule 424(b), and (iv) telephonic or online confirmations from the staff of the Commission on the date hereof, to the effect that no stop order suspending the effectiveness of the Registration Statement had been issued as of the time of such telephonic or online confirmation.
C.The opinions expressed in this letter are limited to the laws of the State of New York, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the DGCL and

the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction.
D.For the purposes of our opinions in paragraphs 9-10, we have considered only those laws and regulations that, in our experience, are applicable to transactions of the type contemplated by the Underwriting Agreement. Furthermore, we express no opinion on any matter covered by the “Blue Sky” or securities laws of any state.
E.We have assumed the conformity of the documents filed with the Commission via EDGAR, except for required EDGAR formatting changes and exhibits filed in interactive data format, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.
This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.
This letter is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.
Very truly yours,
Morgan, Lewis & Bockius LLPANNEX III

May [•], 2019
[Names and addresses of underwriters]

Hostess Brands, Inc.
Ladies and Gentlemen:
We have acted as counsel to the selling stockholders named in Schedule A attached to this letter (collectively, the “Selling Stockholders”) in connection with the underwriting agreement (the “Underwriting Agreement”), dated as of May [•], 2019 among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives1, Hostess Brands, Inc. (the “Company”), the Selling Stockholders relating to a sale by the Selling Stockholders today of [•] shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company in an amount set forth opposite each Selling Stockholder’s name on Schedule A hereto. This letter is being furnished at the request of the Selling Stockholders as contemplated by Section 8(f) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter shall have the respective meanings given those terms in the Underwriting Agreement.
In connection with the furnishing of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement.
In addition, we have examined: (i) such limited liability company records of the Selling Stockholders as we have considered appropriate, including a copy of the certificate of formation and limited liability company agreement, each as amended, of the Selling Stockholders, certified by the Selling Stockholders as in effect on the date hereof (collectively, the “Entity Documents”) and copies of resolutions of the managing member of the Selling Stockholders relating to the sale by the Selling Stockholders of shares of Common Stock pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Selling Stockholders, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and the Selling Stockholders. In respect of matters of fact as to the ownership of the Shares to be sold by the Selling Stockholders, we have relied solely upon certificates of the Selling Stockholders without any independent inquiry.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
Based on the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:
1.Each Selling Stockholder has all necessary limited liability company power to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares.
2.The Underwriting Agreement has been duly authorized by each Selling Stockholder and has been duly executed and delivered by or on behalf of each Selling Stockholder.
3.With respect to each Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement, the execution and delivery by such Selling

1     This phrase assumes there is an underwriting syndicate; delete if there is only one Underwriter or no representative of the Underwriter

Stockholder of the Underwriting Agreement and the performance by such Selling Stockholder of its obligations thereunder will not (a) result in the violation of such Selling Stockholder’s Entity Documents, or (b) violate the Delaware Limited Liability Company Act (the “LLCA”), and those laws, rules and regulations of the United States of America (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” does not include federal securities laws or state securities laws, other anti-fraud laws, or any law, rule or regulation that is applicable to such Selling Stockholder, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.
4.With respect to each Selling Stockholder, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by such Selling Stockholder under any Applicable Law for the execution and delivery by such Selling Stockholder of the Underwriting Agreement and the performance by such Selling Stockholder of its obligations thereunder. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United States of America.
5.Assuming each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholders under the Underwriting Agreement without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, and (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.
                        *    *    *
The opinions expressed above are limited to the LLCA and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP